Exhibit 10.4

REVOLVING PROMISSORY NOTE

$400,000.00	Tampa, Florida
August 21, 2013

FOR VALUE RECEIVED, the undersigned, INNOVARO, INC. (the "Maker"), hereby promises to pay to the order of JJJ FAMILY LLLP, a Florida limited liability limited partnership ("Lender"), at the office of the Lender at P.O. Box 447, Odessa, Florida 33556, or such other place as the holder may designate in writing, the sum of FOUR HUNDRED THOUSAND AND 00/100 DOLLARS ($400,000.00) or such lesser amount as may be outstanding from time to time, together with interest thereon at the rate provided below, such principal sum and interest thereon to be paid as provided herein. All sums due under this Revolving Promissory Note (this “Note”), whether principal or interest, shall be paid in United States Dollars and immediately available funds on the date and at the place payment is due. All payments shall be applied first to accrued interest and then to principal.

Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Revolving Credit and Security Agreement of even date herewith between Maker and Lender (the “Credit Agreement”).

Interest shall accrue on the outstanding principal balance of this Note from the date hereof at a rate equal to 10% per annum. Interest and fees, if any, shall be computed on the basis of a 360 day year for the actual number of days in the interest period (“Actual/360 Computation”). The Actual/360 Computation determines the annual effective interest yield by taking the stated (nominal) interest rate for a year’s period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the interest period. Application of the Actual/360 Computation produces an annualized effective interest rate exceeding that of the nominal rate.

For purposes of determining the outstanding principal balance under this Note on a particular day, (i) any Advance that is funded to the Borrower shall be included in the calculation of outstanding principal balance under this Note on the date of funding, (ii) any payment that is received by Lender directly from Borrower on or before 2:00 p.m. (local time Tampa, Florida) shall not be included in the calculation of outstanding principal balance under this Note on such date, and (iii) any payment that is received by Lender directly from Borrower after 2:00 p.m. (local time Tampa, Florida) shall be deemed received on the Business Day immediately following the date of receipt by Lender. Upon the occurrence of an Event of Default, this Note bear interest at the Default Rate from and after the occurrence of the Event of Default and until this Note is paid in full.

Interest accrued on Advances shall be due and payable on (i) the first day of each month for the immediately preceding month, computed through the last calendar day of the preceding month; and (ii) on the Termination Date. Subject to the terms and conditions of the Credit Agreement, the outstanding principal amount of the Revolving Loan shall be repaid by Borrower to Lender immediately upon each receipt by Lender or Borrower of any proceeds of any Designated Proceeds, to the extent of such Designated Proceeds. Lender may apply all proceeds of Accounts or other Collateral received by Lender and all other payments in respect of the Indebtedness to the Revolving Loan whether or not then due or to any other Indebtedness then due, in whatever order or manner Lender shall determine. IN ANY EVENT, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE, AND ALL ACCRUED BUT UNPAID INTEREST THEREON, SHALL BE DUE AND PAYABLE ON THE TERMINATION DATE.

Nothing contained herein shall entitle the holder of this Note to demand or collect interest or charges in the nature of interest in excess of that permitted by law and if any such excess is collected, it shall be promptly paid to the Maker together with interest thereon at the highest lawful rate in effect at the time of such overcharge.

This Note may be prepaid in whole or in part without penalty at any time. Any partial prepayment shall be applied first against accrued but unpaid interest and then against principal in inverse order of maturity.

After maturity, whether normal maturity or upon acceleration, the unpaid principal balance of this Note and, to the extent permitted by law, any accrued but unpaid interest thereon, shall accrue interest until paid in full at the Default Rate.

This Note is secured in part by and entitled to the benefit of the Credit Agreement.

The Maker and all endorser and guarantors of this Note, now or hereafter becoming liable hereon, waive demand, presentment, protest and notice of protest and dishonor and all other notices or requirements which might otherwise be necessary to bind them.

If the Maker defaults under this Note, it shall be obligated to pay all costs, including reasonable attorneys' fees, incurred by the holder in pursuing its remedies hereunder and under any instrument securing this Note, including costs and fees on appeal and in insolvency proceedings.

This Note shall be governed by the laws of Florida.

WAIVER OF JURY TRIAL. MAKER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON THIS NOTE OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE CREDIT AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER EXTENDING CREDIT TO THE MAKER.

IN WITNESS WHEREOF, Maker has caused this Note to be signed in its name, by its duly authorized representative as of the date set forth above.

INNOVARO, INC., a Delaware corporation

By:/S/ Asa W. Lanum

Name: Asa W. Lanum

Title: Chairman & Chief Executive Officer

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